                                                                     HW&D Draft
                                                                     May 1, 1996
                                                                     -----------



                         REGISTRATION RIGHTS AGREEMENT


     AGREEMENT made as of the __th day of _____, 1996, by and among CRA MANAGED CARE, INC., a Massachusetts corporation (the "Company"), and the Shareholders of QMC3, Inc. listed on the signature pages hereto (collectively, the "QMC3 Shareholders").

     WHEREAS, the Company, QMC3 Acquisition Corp., a wholly-owned subsidiary of the Company ("Merger Sub"), QMC3, Inc., a Colorado corporation ("QMC3"), and the QMC3 Shareholders have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub is merging with and into QMC3, with QMC3 being the surviving corporation in consideration of the issuance by the Company to the QMC3 Shareholders of _________ shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") in accordance with the Merger Agreement (the "Merger"); and

     WHEREAS, Comprehensive Rehabilitation Associates, Inc. (predecessor to the Company), J.H. Whitney & Co., Whitney 1990 Equity Fund, L.P., Whitney Subordinated Debt Fund, L.P., First Union Corporation, Lois E. Silverman, and Donald J. Larson are parties to a certain Registration Rights Agreement, dated March 8, 1994 (the "CRA Registration Rights Agreement"); and

     WHEREAS, pursuant to the terms of the Merger Agreement, the Company has agreed to grant the QMC3 Shareholders certain rights to require the Company to register their shares of Common Stock in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

     1.  Certain Definitions.  As used in this Agreement, the following terms
         -------------------
shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission, or any
          ----------
         other federal agency at the time administering the Securities Act (as defined below).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
         amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Permitted Transferee" shall mean any QMC3 Shareholder who receives
          --------------------
         shares of Common Stock pursuant to the Merger and the spouse, children, parents or siblings of a QMC3 Shareholder, or a trust for the benefit of any such persons.

         "Person" means a corporation, an association, a partnership, an
          ------
         organization, a business, an individual, a governmental or political subdivision thereof, or a governmental agency.

         "Registrable Securities" shall mean the _______ shares of Common Stock
          ----------------------
         received by the QMC3 Shareholders pursuant to the Merger and held by them on the date hereof (together with any other shares of Common Stock which may be issued by the Company in respect of such shares by means of stock splits, stock dividends or similar events), excluding shares of Common Stock which have been sold, assigned or otherwise transferred to a person who is not a Permitted Transferee.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or
          --------------
         any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2.  Securities Subject to this Agreement.
         ------------------------------------

         (a) Registrable Securities.  For the purposes of this Agreement,
             ----------------------
Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) the entire amount of Registrable Securities proposed to be sold in a single sale are or, in the opinion of counsel satisfactory to the Company and the Holder, each in their reasonable judgment, may be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Act.

         (b) Holders of Registrable Securities.  A Person is deemed to be a
             ---------------------------------
holder of Registrable Securities (a "Holder") whenever such Person (i) is a party to this Agreement (or a Permitted Transferee thereof) and (ii) owns of record Registrable Securities. If the Company receives conflicting instructions, notices, or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice, or election received from the registered owner of such Registrable Securities.

     3.  Required Registration.  If a registration statement covering any of the
         ---------------------
Company's equity securities (other than a registration statement on Form S-4 or S-8 or any successor form thereto) is declared effective under the Securities Act (i) during the period (the "Pooling Restriction Period") commencing on the date of the Merger Agreement and ending at such time as financial results (including combined sales and net income of QMC3, Inc.) covering at least 30 days of post-Merger operations have been published by the Company or (ii) thereafter if the holders of Registerable Securities would be prevented by Section 6.5 of the Merger Agreement from exercising their rights under Section 4 hereof (any registration referred to in clause (i) or (ii) referred to herein as a "Triggering Registration") then, if the Company shall receive a written request from any record holder or holders of an aggregate of at least thirty-five percent (35 %) of the Registrable Shares issued in the Merger, the Company shall prepare and file a registration statement on Form S-3 under the Securities Act covering the Registrable Shares which are the subject of such request and shall use its best efforts to cause such registration statement to become effective; provided that the Registrable Securities to be sold pursuant to such registration statement should not be sold pursuant to an underwriter offering. In addition, unless such request is made on behalf of all QMC3 Shareholders, upon the receipt of such request, the Company shall promptly give written notice to all other QMC3 Shareholders. The Company shall include in such registration statement such Registrable Securities for which it has received written requests to register by such other QMC3 Shareholders within 30 days after the delivery of the Company's written notice to such other QMC3 Shareholders. The Company shall be obligated to prepare, file and cause to become effective only one registration statement (on Form S-3 or any successor form promulgated by the SEC ("Form S-3")) pursuant to this Section 3, and to pay the expenses associated with such registration statement.

     The Board of Directors may, by delivery of written notice to the Holders of Registrable Securities requesting registration, cause the requested registration to be delayed for not more than sixty (60) days if the Board of Directors determines in good faith that, in connection with such registration, the Company would be required to disclose information regarding a proposed transaction involving the Company which, if disclosed, could have an adverse effect on the Company, the other party or parties to such transaction, or the probability that such transaction would be consummated on terms no less favorable to the Company as would be available without such disclosure.

     If, prior to the time of any request by holders of Registrable Securities pursuant to this Section 3, the Company has publicly announced its intention to register any of its securities for a public offering under the Securities Act, whether such registration is for the sale of securities for the Company's own account or for the account of others, no registration of Registrable Securities shall be initiated pursuant to this Section 3 until the first to occur of (i) 120 days after the effective date of the registration so announced unless the Company is no longer proceeding diligently to effect such registration, and (ii) the expiration of any lock-up period agreed to by the Company in connection with such registration.

     4.  Piggy Back Rights.  In the case of any registered offering of
         -----------------
securities by the Company under the Securities Act for its own account, or the account of any selling shareholder of the Company, of any class of equity security (other than a registration statement on Form S-4 or S-8 or any successor form thereto and other than a Triggering Registration) under the Securities Act, then the Company shall give written notice of such proposed registered offering to each of the Holders at least thirty (30) days before the anticipated effective date of the registration statement relating thereto, and such notice shall describe in detail the proposed

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

registered offering (including those jurisdictions where registration under the securities or blue sky laws is intended) and offer such Holders the opportunity to include in such registration the number of Registrable Securities as each such Holder may request. The Company shall include in such registration such Registrable Securities as the Holders request within fifteen (15) days after the notice provided for in the preceding sentence. If the registration relates to an underwritten public offering, the right of a Holder to include such Registrable Securities in the registration shall be conditioned upon such Holder's agreement to include such Registrable Securities in that offering on the same terms and conditions that other securities of the same class are included therein; provided that if the managing underwriter shall inform the Company (or, in the case of a secondary offering, the selling stockholders initiating such offering) of its belief that the number or type of Registrable Securities and other securities (if any) requested to be included in such registered offering would materially adversely affect such offering, then the Company will include in such registered offering, to the extent of the number and type which the Company is (or the selling stockholders initiating such offer are) so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company (or, in the case of a secondary offering, the selling stockholders initiating such offering) to be sold for its (or their) own account, second, such Registrable Securities requested to be included in such registration and all other shares of Common Stock requested to be included in such registration by any Person entitled to piggy back registration rights ranking pari passu with the rights of Holders pursuant to the CRA Registration
        ---- -----
Rights Agreement or a similar agreement with the Company, pro rata among all such Holders on the basis of the estimated gross proceeds of the securities of such Holders requested to be so included, and, if all such Registrable Securities and other shares of Common Stock can be so included, third, any other securities of the Company requested to be included in such registration. The Company shall not grant any piggyback registration rights that purport to rank senior to the rights of the Holders granted by the Company pursuant to this
Section 4.

     5.  Holdback Agreements.  In the case of any underwritten public offering
         -------------------
by the Company of shares of Common Stock, whether for its own account or for the account of any stockholder of the Company, each Holder selling shares of Common Stock pursuant thereto agrees not to effect any public disposition (including any sale pursuant to Rule 144 under the Securities Act) (a "Disposition") of any Registrable Securities, and not to effect any such Disposition of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 90-day period beginning on the effective date of such registration statement (except as part of such registration), provided that each Holder of Registrable Securities has received notice of such registration at least seven (7) days prior to such effective date.

     6.  Registration Procedure.  If and whenever the Company effects the
         ----------------------
registration of Registrable Securities under the Securities Act, the Company will:

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

         (a) prepare and file with the SEC a registration statement with respect to such securities, and, with respect to registrations effected pursuant to
Section 3, use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed thirty (30) days from the date such registration statement is declared effective by the SEC;

         (b) with respect to registrations effected pursuant to Section 3, prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed thirty (30) days from the date such registration statement is declared effective by the SEC;

         (c) furnish to the security holders participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such security holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

         (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

         (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (f) notify such holders promptly of any such request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

         (g) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holder;

         (h) promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

         (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     7.  Expenses.  With respect to such registration, the Company shall bear
         --------
the following fees, costs and expenses: all registration, qualification, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, including expenses of any regular or special audits incident to or required by such registration, fees and expenses for up to one counsel representing selling security holders in connection therewith, which counsel shall be reasonably acceptable to the Company and shall be chosen by a majority in interest of the shares being sold therein (whether being sold by Holders or other security holders pursuant to such registration), all internal expenses of the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the selling security holders (other than the one selling security holder counsel described in the immediately preceding sentence), underwriting discounts and commissions, broker's fees and commissions and transfer taxes, and any other expenses incurred by the security holders not expressly included above shall be borne by the selling security holders.

     8.  Indemnification.  With respect to such registration:
         ---------------

         (a) The Company will indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement from and against, and will reimburse such Holder with respect to, any and all loss, damage, liability, cost and expense to which such Holder may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that
                                                       --------  -------
the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished by such Holder in writing specifically for use in the preparation thereof.

         (b) Each Holder of Registrable Securities which are included in a registration pursuant to the provisions of this Agreement will indemnify and hold harmless the Company, its directors and officers, and any controlling person from and against, and will reimburse the Company, its directors and officers, and any controlling person with respect to, any and all loss, damage, liability, cost or expense to which the Company, its directors or officers, and/or any controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), notify the indemnifying party of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless the indemnifying party is unduly prejudiced by the failure to receive prompt notice. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however,
                                                              --------  -------
if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence,
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         (d) If for any reason the foregoing indemnification is unavailable to any indemnified party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, damage, liability, cost or expense in such proportion as is appropriate to reflect the relative benefits received by Company, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative of fault of the Company and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

     9.  Miscellaneous.
         -------------

         (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation Permitted Transferees of any Registrable Securities), whether so expressed or not.

         (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telecopied or sent by other facsimile method to the addresses set forth in the Merger Agreement.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the Holders of at least a majority of the outstanding Registrable Securities.

         (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         (g) In the event that any party hereto initiates an action or claim to enforce any provision of this Agreement, the costs and expenses (including attorneys' fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

                               ******************

     IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of the Company and by the QMC3 Shareholders as of the date and year first above written.

                            CRA MANAGED CARE, INC.


                            By:
                               --------------------------------------
                                 Donald J. Larson, President and
                                 Chief Executive Officer

                            QMC3 SHAREHOLDERS:


                            -----------------------------------------
                            Kimberly A. Sutphin


                            -----------------------------------------
                            Henry J. Roth, M.D.


                            -----------------------------------------
                            Howard J. Entin, M.D.


                            -----------------------------------------
                            Ryan J. Conlon


                            -----------------------------------------
                            John Eric Griffiths, D.C.


                            -----------------------------------------
                            Paul M. Baker


                            -----------------------------------------
                            John Sbarbaro, M.D.


                            -----------------------------------------
53078-6                     Nick Hilger



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